GUARANTY OF NON-RECOURSE CARVEOUTS

THIS GUARANTY OF NON-RECOURSE CARVEOUTS (this “Guaranty”), dated effective as of March 7, 2007, is made by NNN 2003 VALUE FUND, LLC, a Delaware limited liability company (“Guarantor”), having its principal place of business c/o Triple Net Properties, LLC, 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705 for the benefit of RAIT PARTNERSHIP, L.P., a Delaware limited partnership (together with its successors and or assigns, “Lender”).

BACKGROUND

A. Reference is made to the Background set forth in the Loan and Security Agreement of even date herewith by and between NNN VF Four Resource Square, LLC, a Delaware limited liability company (“Borrower”), and Lender (together with all amendments, restatements and other modifications, the “Loan Agreement”), which is hereby incorporated herein. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

B. Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor enters into this Guaranty.

C. Guarantor will benefit directly and indirectly from the extension of the Loan to Borrower.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and to extend such additional credit as Lender may from time to time agree to extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor, intending to be legally bound hereby, represents, warrants, covenants and agrees for the benefit of Lender as follows:

1. Guaranty Agreement. Guarantor hereby, jointly and severally, absolutely, unconditionally, and irrevocably (a) guarantees and agrees to act as surety with respect to the recourse obligations of Borrower set forth in Sections 12(c) and 12(d) of the Loan Agreement and (b) agrees to indemnify, hold harmless and defend Lender and each holder of the Note for any and all costs and expenses (including reasonable attorney’s fees and expenses) incurred in enforcing any rights under this Guaranty (collectively, the “Guaranteed Obligations”); provided, however, that Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and Guarantor specifically agrees that it shall not be necessary or required that Lender or any holder of the Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against Borrower or any other obligor (or any other person) before or as a condition to the obligations of Guarantor hereunder. Notwithstanding anything in this Guaranty to the contrary, Guarantor hereby waives any right that Guarantor may be afforded under North Carolina General Statute § 26-7 through § 26-9. This Guaranty shall be deemed an agreement of suretyship.

2. Guaranty Agreement Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all the Guaranteed Obligations shall have been paid in full irrespective of: (a) any lack of validity, legality or enforceability of the Loan Agreement, the Note or any other Loan Document; (b) the failure of Lender or any holder of the Note (i) to assert any claim or demand or to enforce any right or remedy against Borrower, any other obligor or any other person (including any other guarantor) under the provisions of the Loan Agreement, the Note, any other Loan Document or otherwise, (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, the Debt, or (iii) to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security with respect to the Debt; (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Debt, or any other extension, compromise or renewal of the Debt; (d) any reduction, limitation, impairment or termination of the Debt, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting the Debt or any obligation of the Borrower, any other obligor or otherwise; (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Loan Agreement, the Note or any other Loan Document; (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by Lender or any holder of the Note securing any of the Debt; (g) the insolvency or bankruptcy of, or similar event affecting, Borrower or any other obligor; or (h) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Borrower, any other obligor, any surety or any guarantor. Guarantor waives all rights and defenses which may arise with respect to any of the foregoing, and Guarantor waives any right to revoke this Guaranty with respect to future indebtedness. Guarantor waives all rights or defenses under common law, in equity, under contract, by statute, or otherwise.

3. Reinstatement. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by Lender or any holder of the Note, upon the insolvency, bankruptcy or reorganization of Borrower, any other obligor or otherwise, all as though such payment had not been made.

4. Waiver, etc. Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to the Debt and this Guaranty (including notice of any of the matters set forth in Section 3) and any requirement that Lender or any holder of the Note protect, secure, perfect or insure any security interest or lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other obligor or any other person (including any other guarantor) or entity or any collateral securing the Debt. Lender shall not be required to mitigate damages.

5. Deferment of Rights of Subrogation, Reimbursement and Contribution.

(a) Notwithstanding any payment or payments made by Guarantor hereunder, Guarantor shall not assert or exercise any right of Lender or of Guarantor against Borrower to recover the amount of any payment made by Guarantor to Lender by way of subrogation, reimbursement, contribution, indemnity or otherwise arising by contract or operation of law, and Guarantor shall not have any right of recourse to or any claim against assets or property of Borrower, whether or not the obligations of Borrower have been satisfied, all of such rights being herein expressly waived by Guarantor. Guarantor agrees not to seek contribution or indemnity or other recourse from any other guarantor. If any amount shall nevertheless be paid to Guarantor by Borrower or another guarantor prior to payment in full of the Debt and the Guaranteed Obligations, such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied to the Debt, whether matured or unmatured. The provisions of this Section shall survive the termination of this Guaranty, and any satisfaction and discharge of Borrower by virtue of any payment, court order or any applicable law. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Loan Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

(b) Notwithstanding the provisions of subsection (a), Guarantor shall have and be entitled to (i) all rights of subrogation otherwise provided by applicable law in respect of any payment it may make or be obligated to make under this Guaranty and (ii) all claims it would have against any other guarantor in the absence of subsection (a) and to assert and enforce same, in each case on and after, but at no time prior to, the date (the “Subrogation Trigger Date”) which is 91 days after the date on which all of the Debt has been paid in full, if and only if (y) no Event of Default with respect to Borrower or any other guarantor has existed at any time on and after the date of this Guaranty to and including the Subrogation Trigger Date, and (z) the existence of Guarantor’s rights under this subsection (b) would not make Guarantor a creditor (as defined in the Bankruptcy Code) of Borrower or any other guarantor in any insolvency, bankruptcy, reorganization or similar proceeding commenced on or prior to the Subrogation Trigger Date.

6. Bankruptcy Code Waiver. It is the intention of the parties that Guarantor shall not be deemed to be a “creditor” or “creditors” (as defined in Section 101 of the Bankruptcy Code) of Borrower, or any other guarantor, by reason of the existence of this Guaranty in the event that Borrower or any other guarantor becomes a debtor in any proceeding under the Bankruptcy Code, and in connection herewith, Guarantor hereby waives any such right as a “creditor” under the Bankruptcy Code. This waiver is given to induce Lender to make the Loan.

7. Subordination of all Guarantor Claims.

(a) As used herein, “Guarantor Claims” means all debts and liabilities of Borrower or any other obligor to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations are direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. Upon the occurrence and during the continuance of an Event of Default, or such other event (including, without limitation, any payment of Guarantor Claims) that with the passage of time or giving of notice would constitute an Event of Default, the Guarantor Claims shall be, and such indebtedness is, hereby deferred, postponed and subordinated to the prior payment in full of the Debt. Upon an and during the continuance occurrence of an Event of Default, or such other event (including, without limitation, any payment of Guarantor Claims) that with the passage of time or giving of notice would constitute an Event of Default, Guarantor agrees not to accept any payment or satisfaction of any kind of the Guarantor Claims and hereby assigns the Guarantor claims to Lender, including the right to file proof of claim and to vote thereon in connection with any such proceeding under the Bankruptcy Code, including the right to vote on any plan of reorganization until payment in full of the Debt (and including interest accruing on the Note after the commencement of a proceeding by or against Borrower under the Bankruptcy Code, which interest Guarantor agrees shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally),.

(b) In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon the Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender.

(c) Without the prior written consent of Lender, Guarantor shall not (i) exercise or enforce any creditor’s right it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

8. Representations and Warranties. Guarantor represents and warrants to Lender as follows:

(a) Benefit. Guarantor is an affiliate of Borrower, or is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty.

(b) Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Debt; provided, however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

(c) No Representation by Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

(d) Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (excluding contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

(e) Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. Guarantor has full power and authority to execute and deliver this Guaranty and to perform its obligations hereunder. This Guaranty is a legal and binding obligation of Guarantor, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

(f) Litigation. Except as otherwise disclosed to Lender, there are no proceedings pending or, so far as Guarantor knows, threatened before any court or administrative agency which, if decided adversely to Guarantor, would have a Material Adverse Effect.

(g) Tax Returns. Guarantor has filed all required federal, state and local tax returns and has paid all taxes as shown on such returns as they have become due. No claims have been assessed and are unpaid with respect to such taxes.

9. Financial Reports. Guarantor shall keep adequate books and records of account in accordance with methods acceptable to Lender, consistently applied and furnish to Lender:

(a) an unaudited (1) balance sheet, (2) statement of income and expenses and (3) a statement of cash flows, each in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and certified as true and complete by Guarantor or its general partner, manager/managing member or chief financial officer within 120 days after the close of each fiscal year of Guarantor;

(b) copies of all federal tax returns filed by Guarantor, within 30 days after the filing thereof; and

(c) such other financial statements as may, from time to time, be required by Lender.

10. Right to Examine. Lender and its accountants shall have the right to examine the records, books, management and other papers of Guarantor which reflect upon Guarantor’s financial condition, at the Property or at any office (or such other location) regularly maintained by any Guarantor where the books and records are located. Lender and its accountants shall have the right to make copies and extracts from the foregoing records and other papers. In addition, Lender and its accountants shall have the right to examine and audit the books and records of Guarantor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Guarantor where the books and records are located.

11. Review of Financial Condition. Guarantor hereby consents and agrees that Lender shall be permitted at any time and from time to time to review and/or confirm the financial condition of Guarantor, including ordering and reviewing credit reports from a nationally recognized credit agency.

12. Intentionally Omitted.

13. Miscellaneous.

(a) Waiver of Notice. Guarantor hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Guaranty does not specifically and expressly provide for the giving of notice by Lender to Guarantor. No release of any security for the Loan or one or more extensions of time for payment of the Note or any installment thereof, and no alteration, amendment or waiver of any provision of this Guaranty, the Note or the other Loan Documents made by agreement between Lender or any other person, shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Guarantor or any other person who may become liable for the payment of all or any part of the Loan under the Note, this Guaranty or the other Loan Documents.

(b) Jurisdiction; Court Proceedings. Guarantor, to the fullest extent permitted by law, hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, (i) submits to personal, nonexclusive jurisdiction in the Commonwealth of Pennsylvania with respect to any suit, action or proceeding by any person arising from, relating to or in connection with the Loan Documents or the Loan, (ii) agrees that any such suit, action or proceeding may be brought in any state or federal court of competent jurisdiction sitting in Philadelphia, Pennsylvania, (iii) submits to the jurisdiction of such courts, (iv) agrees that it will not bring any action, suit or proceeding in any forum other than Philadelphia, Pennsylvania (but nothing herein shall affect the right of Lender to bring any action, suit or proceeding in any other forum), (v) irrevocably agrees not to assert any objection which it may ever have to the laying of venue of any such suit, action or proceeding in any federal or state court located in Pennsylvania and any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, and (vi) consents and agrees to service of any summons, complaint or other legal process in any such suit, action or proceeding by registered or certified U.S. mail, postage prepaid, to Guarantor, at the address for notices described herein and consents and agrees that such service shall constitute in every respect valid and effective service (but nothing herein shall affect the validity or effectiveness of process served in any other manner permitted by law).

(c) Waiver of Jury Trial. GUARANTOR, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AFTER CONSULTATION WITH COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING ANY TORT ACTION, BROUGHT BY ANY PARTY TO THE LOAN DOCUMENTS AGAINST ANY OTHER BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO OR IN CONNECTION WITH THE LOAN DOCUMENTS, THE LOAN OR ANY COURSE OF CONDUCT, ACT, OMISSION, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON (INCLUDING, WITHOUT LIMITATION, SUCH PERSON’S DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH SUCH PERSON), IN CONNECTION WITH THE LOAN OR THE LOAN DOCUMENTS, INCLUDING ANY COUNTERCLAIM WHICH GUARANTOR MAY BE PERMITTED TO ASSERT THEREUNDER OR WHICH MAY BE ASSERTED BY LENDER OR ITS AGENTS AGAINST GUARANTOR, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THIS WAIVER BY GUARANTOR OF ITS RIGHT TO A JURY TRIAL IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN.

(d) Offsets, Counterclaims and Defenses. Guarantor hereby knowingly waives the right to assert any counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against Guarantor by Lender. Any assignee of the Loan Documents or any successor of Lender shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan Documents which Guarantor may otherwise have against any assignor of the Loan Documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Guarantor in any action or proceeding brought by any such assignee under any Loan Document. Any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Guarantor.

(e) Voluntary Agreement. GUARANTOR HEREBY REPRESENTS AND WARRANTS THAT GUARANTOR IS FULLY AWARE OF THE TERMS CONTAINED IN THE LOAN DOCUMENTS AND THAT GUARANTOR HAS VOLUNTARILY AND WITHOUT COERCION OR DURESS OF ANY KIND ENTERED INTO THE LOAN DOCUMENTS TO WHICH IT IS A PARTY.

(f) Assignments. Guarantor acknowledges and agrees that Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign, the Note and its rights and obligations under this Guaranty and the other Loan Documents to a bank or other person.

(g) Further Assurances. Guarantor agrees that it will execute and deliver such further instruments and perform such further acts as may be requested by Lender from time to time to confirm the provisions of any Loan Document to which it is a party, to carry out more effectively the purposes of this Guaranty or the Loan Documents.

(h) Waiver. Guarantor hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Lender under the Loan Documents.

(i) Governing Law. The Loan transaction which is evidenced by the Note and made pursuant to the Loan Agreement has been applied for, considered, approved and made, and all of the Loan Documents have been accepted by Lender in the Commonwealth of Pennsylvania. This Guaranty shall, therefore, be governed by Pennsylvania law without giving effect to the principles of conflicts of laws.

14. Rules of Construction. This Guaranty is governed by and hereby incorporates by reference the Rules of Construction contained in the Loan Agreement, which shall apply with the same effect as though fully set forth herein, and Guarantor shall be bound by them to the same extent as Borrower, except that notices to Guarantor shall be addressed as follows:

NNN 2003 VALUE FUND, LLC

c/o Triple Net Properties, LLC

1551 N. Tustin Avenue, Suite 300

Santa Ana, California 92705

Attn: Theresa Hutton

Facsimile No.: (714) 667-8252

With a copy to:

HIRSCHLER FLEISCHER

2100 E. Cary Street
Richmond, Virginia 23223

Attn: David F. Belkowitz, Esquire

Facsimile No.: (804) 644-0957

[SIGNATURE APPEARS ON FOLLOWING PAGE]

EXECUTED as of the day and year first above written.

GUARANTOR:

NNN 2003 VALUE FUND, LLC, a Delaware limited liability company

By: TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company, its manager

By: /s/ Jeff Hanson[SEAL]
Name: Jeff Hanson
Title: Managing Director – Real Estate

SIGNATURE PAGE TO NON-RECOURSE GUARANTY